UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2006

BOSTON SCIENTIFIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11083	04-2695240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Boston Scientific Place, Natick, Massachusetts		01760-1537
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (508) 650-8000

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01.  Other Events

At a special meeting of stockholders of Boston Scientific Corporation held today, the Boston Scientific stockholders voted to (i) adopt an amendment to the Boston Scientific Second Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Boston Scientific common stock from 1,200,000,000 to 2,000,000,000 shares; and (ii) approve the issuance of shares of Boston Scientific common stock to shareholders of Guidant Corporation on the terms and conditions set out in the Agreement and Plan of Merger, dated as of January 25, 2006 (the "Agreement"), among Boston Scientific, Galaxy Merger Sub, Inc., a wholly owned subsidiary of Boston Scientific, and Guidant, pursuant to which Galaxy Merger Sub will merge with and into Guidant, with Guidant becoming a wholly owned subsidiary of Boston Scientific. At a separate special meeting of shareholders of Guidant held today, the Guidant shareholders voted to approve the Agreement. The press release announcing the outcome of these meetings is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

99.1                           Press release, dated March 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence J. Knopf
Name:	Lawrence J. Knopf
Title:	Vice President and Assistant General Counsel

Dated:             March 31, 2006